UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

CARISMA THERAPEUTICS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3675 Market Street, Suite 401
Philadelphia, Pennsylvania 19104
(267) 491-6422
April 29, 2024
Dear Carisma Therapeutics Inc. Stockholders:
You are cordially invited to virtually attend the 2024 annual meeting of stockholders (the “Annual Meeting”), of Carisma Therapeutics Inc. The Annual Meeting will be held via the Internet by virtual audio web conference at https://meetnow.global/MAJJ4AY on Thursday, June 13, 2024 at 10:00 a.m. Eastern Time. We believe that hosting a “virtual meeting” will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world.
The Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the Annual Meeting, which are described in more detail in the proxy statement. Our board of directors recommends that you vote “FOR” each of the Class I Directors and “FOR” Proposals 2 and 3, as set forth in the proxy statement. Only stockholders who owned shares of our common stock at the close of business on April 26, 2024, the record date, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.
Further information about how to register for the Annual Meeting, virtually attend the Annual Meeting, vote your shares and submit questions is included in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We look forward to your participation in the Annual Meeting.
Very truly yours,
Steven Kelly
President and Chief Executive Officer
This proxy statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are being mailed to stockholders on or about April 29, 2024.

3675 Market Street, Suite 401
Philadelphia, Pennsylvania 19104
(267) 491-6422
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2024
The 2024 annual meeting of stockholders (the “Annual Meeting”), of Carisma Therapeutics Inc., a Delaware corporation, will be held via the Internet by virtual audio web conference at https://meetnow.global/MAJJ4AY on Thursday, June 13, 2024 at 10:00 a.m. Eastern Time. This means that you can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting via the meeting website. We encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend.
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
To elect two Class I directors, John Hohneker, M.D. and Michael Torok, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders;

2.
To hold an advisory vote on named executive officer compensation;

3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.
To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders who owned shares of our common stock at the close of business on April 26, 2024, the record date, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.
Your vote is important regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting on the Internet by visiting www.investorvote.com/CARM, by telephone by calling 1-800-652-VOTE and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you vote prior to the Annual Meeting and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. In order to attend the Annual Meeting online, vote your shares electronically and submit questions, stockholders that hold shares in “street name” must demonstrate proof of beneficial ownership, obtain a legal proxy from their bank, broker or other nominee and register by no later than 5:00 p.m. Eastern Time, on June 7, 2024.
Technical assistance will be available one hour prior to and during the Annual Meeting by dialing 1-888-724-2416. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

By Order of the Board of Directors,
Sanford Zweifach
Chair of the Board of Directors
Philadelphia, Pennsylvania
April 29, 2024
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTION FORM AS SOON AS POSSIBLE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

CARISMA THERAPEUTICS INC.
PROXY STATEMENT

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
EXPLANATORY NOTE	2
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1 – ELECTION OF TWO CLASS I DIRECTORS	8
PROPOSAL NO. 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	11
PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	12
CORPORATE GOVERNANCE	14
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
PAY VERSUS PERFORMANCE	39
DIRECTOR COMPENSATION	42
TRANSACTIONS WITH RELATED PERSONS	45
PRINCIPAL STOCKHOLDERS	48
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	51
HOUSEHOLDING	52
STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING OF STOCKHOLDERS	52
OTHER MATTERS	53

i

3675 Market Street, Suite 401
Philadelphia, Pennsylvania 19104
(267) 491-6422
PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2024
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the 2024 annual meeting of stockholders of Carisma Therapeutics Inc. (the “Annual Meeting”) to be held via the Internet by virtual audio web conference at https://meetnow.global/MAJJ4AY on Thursday, June 13, 2024 at 10:00 a.m. Eastern Time. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.
The board of directors of Carisma Therapeutics Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting and any adjournment or postponement of that meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Carisma,” the “company,” our “company,” “we,” “us,” “our” and similar terms refer to Carisma Therapeutics Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.
We are providing our proxy materials to our stockholders as of April 29, 2024 by sending a printed copy of the full set of our proxy materials, including the Notice of Annual Meeting, this proxy statement and a proxy card or voting instruction form by mail. As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are also providing access to the proxy materials on the Internet.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
to be Held on June 13, 2024
This proxy statement and our other proxy materials
are available at www.edocumentview.com/CARM
for viewing, downloading and printing.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 1, 2024, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Carisma Therapeutics Inc., 3675 Market Street, Suite 401, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary, telephone: (267) 491-6422. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

EXPLANATORY NOTE
Prior to March 7, 2023, we were a late-stage clinical company that previously focused on advancing targeted fusion protein therapeutics for the treatment of patients with cancer known as Sesen Bio, Inc. (“Sesen Bio”). On March 7, 2023, we completed our business combination with privately held CTx Operations, Inc. (formerly CARISMA Therapeutics Inc.), a Delaware corporation (“Legacy Carisma”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022, as amended by the First Amendment thereto dated as of December 29, 2022 and the Second Amendment thereto dated as of February 13, 2023 (as amended, the “Merger Agreement”), that we entered into with Legacy Carisma and Seahawk Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy Carisma, with Legacy Carisma continuing as our wholly owned subsidiary and the surviving corporation of the merger (the “Merger”). At the closing of the Merger, we issued shares of our common stock to Legacy Carisma stockholders based on an agreed upon exchange ratio, and each option to purchase Legacy Carisma capital stock became an option to purchase our common stock, subject to adjustment in accordance with the agreed upon exchange ratio.
Immediately prior to the closing of the Merger, we effected a 1-for-20 reverse stock split of our common stock and implemented a reduction in the number of authorized shares of our common stock to 100,000,000. At the closing of the Merger, we issued an aggregate of approximately 29,880,400 shares of our common stock to Legacy Carisma stockholders, based on the exchange ratio set forth in the Merger Agreement, resulting in approximately 40,254,666 shares of our common stock being issued and outstanding immediately following the effective time of the Merger.
Pursuant to the Merger Agreement, we changed our name from “Sesen Bio, Inc.” to “Carisma Therapeutics Inc.” Following the completion of the Merger, we became a biopharmaceutical company dedicated to developing a differentiated and proprietary cell therapy platform focused on engineered macrophages, cells that play a crucial role in both the innate and adaptive immune response. In connection with the closing of the Merger, our stock began trading on the Nasdaq Global Market under the symbol “CARM.”
This proxy statement includes certain historical information relating to the Sesen Bio board of directors, executive officers and governance arrangements prior to the completion of the Merger. This proxy statement also includes certain disclosures concerning our board of directors and officers currently in office.
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the Purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
To elect two Class I directors, John Hohneker, M.D. and Michael Torok, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders;

2.
To hold an advisory vote on named executive officer compensation;

3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.
To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.
How does the Board of Directors Recommend that I Vote on the Proposals?
Our board of directors unanimously recommends that you vote:
FOR the election of the two nominees to serve as Class I directors on our board of directors, each for a three-year term expiring at the 2027 annual meeting of stockholders;

FOR the approval, on an advisory basis, of the named executive officer compensation; and
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any matters that may come before the Annual Meeting other than the election of our Class I directors, the approval, on an advisory basis, of the compensation of our named executive officers, and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Who Can Vote at the Annual Meeting?
Only stockholders who owned shares of our common stock at the close of business on the record date of April 26, 2024 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 26, 2024, there were 41,542,744 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
What is the Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”?
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the “stockholder of record” of those shares. In this case, a printed copy of the full set of proxy materials has been sent to you directly by us. As permitted by SEC rules, we are also providing access to the proxy materials on the Internet, which are available at www.edocumentview.com/CARM. You may vote your shares by proxy prior to the Annual Meeting by following the instructions set forth in the enclosed proxy card and in the section titled “How to Vote” below.
Beneficial Owner of Shares Held in Street Name.   If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” If your shares are held in “street name,” you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. Stockholders that hold shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction form provided to you by that organization.
Why is the Annual Meeting a Virtual, Online Meeting?
The Annual Meeting will be held via the Internet by virtual audio web conference at https://meetnow.global/MAJJ4AY on Thursday, June 13, 2024 at 10:00 a.m. Eastern Time. We believe that hosting a “virtual meeting” will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at https://meetnow.global/MAJJ4AY in advance of the Annual Meeting. We have designed the virtual Annual Meeting to provide our stockholders with the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the during the meeting through the virtual meeting platform.

How Do I Attend the Virtual Annual Meeting?
The Annual Meeting will be held via the Internet by virtual audio web conference. You are entitled to participate in the Annual Meeting only if you were a stockholder of the company as of the close of business on April 26, 2024, the record date, or, if you are the beneficial owner of shares held in street name, you hold a valid proxy from your bank, broker or other nominee for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MAJJ4AY. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time, leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.
How Do I Register to Attend the Annual Meeting Virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A.), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Carisma holdings along with your name and email address to Computershare Trust Company, N.A. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on June 7, 2024.
You will receive confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Carisma Therapeutics Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
What if I Have Trouble Accessing the Annual Meeting Virtually?
The virtual meeting platform is fully supported across browsers and devices running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, should you need it, you may call 1-888-724-2416.
Is my vote important?
Your vote is important no matter how many shares you own.   Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

How Do I Vote?
If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting.
If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:
•
By Telephone.   You may transmit your proxy over the phone prior to the Annual Meeting by calling 1-800-652-VOTE and following the instructions provided on the proxy card. You will need to have your proxy card in hand when you call.

•
Via the Internet.   You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the proxy card. You will need to have your proxy card in hand when you access the website. The website for voting is available at www.investorvote.com/CARM.

•
By Mail.   You can vote by mailing your proxy card as described in the proxy materials.

If your shares are held in “street name,” in order to attend the meeting and vote your shares electronically during the Annual Meeting, you must register prior to the deadline of June 7, 2024 at 5:00 p.m. Eastern Time. See “How Do I Register to Attend the Annual Meeting Virtually on the Internet?” You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.
If your shares are held in “street name,” your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only stockholders whose shares are held in “street name” and who have registered to attend the meeting by June 7, 2024 at 5:00 p.m. Eastern Time, using the process described above may vote during the Annual Meeting.
Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.
How Do I Submit a Question for the Annual Meeting?
If you wish to submit a question for the Annual Meeting, you may do so during the registration process or during the Annual Meeting once you have logged into the virtual meeting platform at https://meetnow.global/MAJJ4AY.
Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at https://meetnow.global/MAJJ4AY during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
We will answer appropriate questions that are pertinent to our company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investors@carismatx.com. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
May I See a List of Stockholders Entitled to Vote as of the Record Date?
A list of stockholders as of the close of business on the record date will be available for examination by the stockholders during normal business hours at our principal executive offices for a period of 10 days ending on June 12, 2024.
How Many Shares Must Be Represented to Have a Quorum and Hold an Annual Meeting of Stockholders?
A quorum of stockholders is necessary to hold a valid meeting. Our Amended and Restated By-Laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or represented by proxy. Shares that are represented virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting for purposes of determining whether a quorum exists. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.
Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.
What Ballot Measures are Considered “Discretionary” and “Non-Discretionary”?
If your shares are held in “street name,” your bank, broker or other nominee may under certain circumstances vote your shares if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers’ shares for which they have received no voting instructions on specified “discretionary” matters, but they are not permitted to vote these shares on “non-discretionary” matters.
The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are considered non-discretionary matters under applicable rules. Therefore, if your shares are held in “street name,” we expect that your bank, broker or other nominee cannot vote on this matter without voting instructions from you. If you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors (Proposal No. 1) or the advisory vote on executive compensation (Proposal No. 2), your bank, broker or other nominee may not vote with respect to this proposal and your shares will be counted as “broker non-votes.”
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 3) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” we expect that your bank, broker or other nominee will be able to exercise discretionary authority to vote on Proposal No. 3 in the absence of voting instructions from you. If your bank, broker or other nominee exercises this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 3.
What Vote is Required to Approve Each Proposal?
A nominee will be elected as a director if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1). Votes withheld and broker non-votes will not be counted as votes cast or voted on Proposal No. 1. You may:
•
vote FOR all nominees;

•
vote FOR a particular nominee and WITHHOLD your vote from the other nominee; or

•
WITHHOLD your vote from all nominees.

Accordingly, votes withheld and broker non-votes will have no effect on the voting on Proposal No. 1.
The advisory vote on executive compensation (Proposal No. 2) and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3) require the affirmative vote of the stockholders of shares of our common stock having a majority in voting power of the votes cast by the stockholders of all of the shares of our common stock present or represented at the Annual Meeting. Votes withheld and broker non-votes will not be counted as votes cast or voted on Proposal No. 2 or Proposal No. 3. Accordingly, votes withheld and broker non-votes will have no effect on the voting on Proposal No. 2 or Proposal No. 3.
How Are the Votes Counted?
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date.
Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Can I Revoke My Proxy and Can I Change My Vote?
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:
•
by submitting a new proxy with a later date before the applicable deadline, either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above, in each case, prior to the Annual Meeting;

•
by voting online at the Annual Meeting using the procedures described in the “How to Vote” section above; or

•
by filing a written revocation with our corporate secretary prior to the Annual Meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.
Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not revoke your proxy.
What are the Costs of Proxy Solicitation?
We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.
Where Can I Find the Voting Results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF TWO CLASS I DIRECTORS
Our board of directors currently consists of seven members. In accordance with the terms of our Restated Certificate of Incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•
the Class I directors are currently John Hohneker, M.D. and Michael Torok, and their term expires at the Annual Meeting;

•
the Class II directors are Steven Kelly, Briggs Morrison, M.D. and Sanford Zweifach, and their term expires at the annual meeting of stockholders to be held in 2025; and

•
the Class III directors are Regina Hodits, Ph.D. and Björn Odlander, M.D., Ph.D., and their term expires at the annual meeting of stockholders to be held in 2026.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As further discussed below, Mr. Hohneker and Mr. Torok will be standing for re-election at the Annual Meeting.
Our Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our Restated Certificate of Incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Our board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated John Hohneker, M.D. and Michael Torok for election as Class I directors at the Annual Meeting. Dr. Hohneker, who was elected as a director by our board of directors in March 2024, and Michael Torok are presently directors. Each of Dr. Hohneker and Mr. Torok have indicated a willingness to serve as a director, if elected. If no contrary indication is made, proxies are to be voted for Dr. Hohneker and Mr. Torok, or in the event that Dr. Hohneker or Mr. Torok is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.
We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge and ability to assist our board of directors in fulfilling its responsibilities, as well as diversity of gender, race, ethnicity, sexual identity, age, and academic background. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.
Nominees for Election as Class I Directors
Biographical information as of the date of this proxy statement, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at our Annual Meeting is set forth below.
John Hohneker, M.D., age 64, has served as a member of our board of directors since April 2024. Dr. Hohneker most recently served as President and Chief Executive Officer of Anokion SA, a Swiss biotechnology company, from January 2018 to February 2021. Prior to Anokion SA, he led Research and Development at Forma Therapeutics (“Forma”), a biotechnology company, from August 2015 to January 2018. Prior to Forma, Dr. Hohneker held various leadership roles during his 14 years at Novartis

AG, from 2001 to 2015, where he most recently served as Senior Vice President and Global Head of Development, Immunology and Dermatology. Dr. Hohneker also currently serves on the board of directors for the following companies: Curis, Inc. (Nasdaq: CRIS), a publicly traded biotechnology company focused on the development and commercialization of innovative therapeutics for the treatment of cancer; Sonata Therapeutics, a private research stage biotechnology company, and Trishula Therapeutics, a private clinical-stage biotechnology company targeting cancer immunotherapy. Dr. Hohneker received a B.S. in chemistry from Gettysburg College and an M.D. from the University of Medicine and Dentistry of New Jersey at Rutgers Medical School. We believe Dr. Hohneker is qualified to serve as a member of our board of directors because he brings over 30 years of extensive experience in drug development and leadership across the biotechnology and pharmaceutical sectors.
Michael Torok, age 45, has served as a member of our board of directors since the closing of the Merger. Mr. Torok currently serves as the co-founder and managing director of JEC Capital Partners, LLC, an investment company with offices in the United States and Germany, since 2008, and Manager of JEC II Associates, LLC, an investment company, since 2008. Prior to that, he served as Chief Financial Officer for Integrated Dynamics Engineering Inc, a semiconductor equipment technology company that was acquired by Aalberts Industries (AMS: AALB). Earlier in his career, Mr. Torok served in various positions for PricewaterhouseCoopers LLP, a multinational professional services network of firms. Mr. Torok currently serves on the board of directors of Liberated Syndication, Inc. (formerly NASDAQ: LSYN), a podcasting platform for creators and advertisers, since December 2022. He previously served on the board of directors of Photon Control Inc. (formerly TSX: PHO), which designs, manufactures and distributes a wide range of optical sensors and systems to measure temperature and position, from 2016 to May 2018, and Symbility Solutions Inc., a software company focused on the insurance industry, from 2015 to January 2018. Mr. Torok received a B.S. in Finance and a Master in Finance from Boston College. We believe that Mr. Torok is qualified to serve as a member of our board of directors due to his executive leadership experience and extensive service on the boards of other public and private companies.
Our board of directors recommends the stockholders vote “FOR” the election of John Hohneker, M.D. and Michael Torok as Class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2027.
Directors Continuing in Office
Biographical information as of the date of this proxy statement, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.
Class II Directors (Term Expires at 2025 Annual Meeting of Stockholders)
Steven Kelly, age 59, has served as our President and Chief Executive Officer and a member of our board of directors since the closing of the Merger. He previously served as President and Chief Executive Officer of Legacy Carisma and as a member of the Legacy Carisma board of directors since February 2018. Prior to joining Legacy Carisma, Mr. Kelly served as Chief Executive Officer of Pinteon Therapeutics, Inc., a biotechnology company, from April 2014 to July 2015 and as the Chief Executive Officer of Theracrine, Inc., a biopharmaceutical company, from June 2011 to August 2012. Mr. Kelly currently serves on the board of directors of Artelo Biosciences, Inc. (Nasdaq: ARTL). Mr. Kelly received a B.S. from the University of Oregon and an M.B.A. from Cornell University. We believe Mr. Kelly is qualified to serve as a member of our board of directors because of his extensive knowledge of our company based on his current role as its President and Chief Executive Officer, as well as his significant biopharmaceutical industry and management experience.
Briggs Morrison, M.D., age 65, has served as a member of our board of directors since the closing of the Merger. He previously served as a member of the Legacy Carisma board of directors since July 2020 and was appointed to our board of directors effective as of the effective time of the Merger. Dr. Morrison is currently the CEO and a member of the Board of Directors at Crossbow Therapeutics, a position he has held since February 2022. He is also an executive partner at MPM Capital LLC, a healthcare-focused venture capital firm, a position he has held since June 2015. He previously served as President, Head of Research and Development of Syndax Pharmaceuticals, Inc. (“Syndax”), from February 2022 to March 2023, and as

Syndax’s Chief Executive Officer from June 2015 to February 2022. Prior to joining Syndax, Dr. Morrison served as Executive Vice President, Global Medicines Development and Chief Medical Officer at AstraZeneca plc from January 2012 to June 2015, leading the company’s global, late-stage development organization and serving as a member of the AstraZeneca senior executive team. In addition, Dr. Morrison currently serves on the boards of directors of Syndax Pharmaceuticals Inc., Repare Therapeutics Inc., Arvinas, Inc. and Werewolf Therapeutics, Inc., as well as on the boards of directors of several private companies. Dr. Morrison received a B.S. in biology from Georgetown University and an M.D. from the University of Connecticut Medical School. We believe Dr. Morrison is qualified to serve as a member of our board of directors due to his extensive executive leadership experience, medical background and training, and extensive service on the boards of other public and private biopharmaceutical companies.
Sanford Zweifach., age 68, has served as Chair of our board of directors since the closing of the Merger. He previously served as a member and Chair of the Legacy Carisma board of directors since November 2021. Mr. Zweifach has served as the Founder and President of Pelican Consulting Group, a biotechnology consulting firm, since December 2019. Prior to Pelican Consulting Group, Mr. Zweifach founded and served as Chief Executive Officer of Nuvelution Pharma, Inc., a pharmaceutical company, from June 2015 to November 2019. Mr. Zweifach currently serves on the boards of directors of Essa Pharma Inc. (Nasdaq: EPIX) and Compugen Ltd. (Nasdaq: CGEN). Mr. Zweifach received a B.A. in Biology from University of California San Diego and a M.S. in Human Physiology from University of California Davis. We believe Mr. Zweifach is qualified to serve as Chair of our board of directors because of his extensive experience in the biopharmaceutical industry and service on the boards of other public and private biopharmaceutical companies.
Class III Directors (Term Expires at 2026 Annual Meeting of Stockholders)
Regina Hodits, Ph.D., age 54, has served as a member of our board of directors since the closing of the Merger. She previously served as a member of the Legacy Carisma board of directors since June 2018. Since 2010, Dr. Hodits has served as a Managing Partner at Wellington Partners, a venture capital firm investing early and growth stage life science companies with truly innovative technologies in Germany, Europe and beyond. Prior to that, Dr. Hodits served as Partner of Atlas Ventures from 2004 to 2010. Dr. Hodits received a Master’s degree in Chemical Engineering and a Ph.D. in biochemistry from Technical University of Vienna, Austria. We believe Dr. Hodits is qualified to serve as a member of our board of directors because of her scientific background and training in biochemistry, extensive experience with biopharmaceutical companies and service on the boards of other biopharmaceutical companies.
Björn Odlander, M.D., Ph.D., age 66, has served as a member of our board of directors since the closing of the Merger. He previously served as a member of the Legacy Carisma board of directors since February 2022. Dr. Odlander is a co-founder of HealthCap, a family of venture capital funds investing globally in life sciences, where he has been a Managing Partner since 1996. Dr. Odlander received an M.D. and Ph.D. from Karolinska Institute. We believe Dr. Odlander is qualified to serve as a member of our board of directors with his medical background and training, industry background and extensive experience of investments in the life-science sector.

PROPOSAL NO. 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our compensation committee oversees our executive compensation program and compensation awarded. The “Executive Compensation” section of this proxy statement describes in detail our executive compensation program and the decisions made by our compensation committee and board of directors with respect to executive compensation matters. As we describe in the “Executive Compensation” section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our stockholders.
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory “say-on-frequency” vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. We last held a say-on-frequency vote in 2020, when our stockholders voted in support of our proposal to hold a “say-on-pay” advisory vote on the compensation of our named executive officers each year.
Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
Our board of directors recommends that the stockholders vote “FOR” the advisory vote on our named executive officer compensation.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and our board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of KPMG LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
As disclosed in a Current Report on Form 8-K filed with the SEC on March 8, 2023, on March 6, 2023, the audit committee dismissed Ernst & Young LLP as our independent registered public accounting firm, effective as of the effective time of the Merger and on March 7, 2023, the audit committee approved the engagement of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2023.
We incurred the following fees from KPMG LLP for the audits of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022:
Fee Category	2023	2022
Audit fees(1)	$570,740	$1,005,000
Audit-related fees	—	—
Tax fees(2)	105,000	20,500
All other fees	—	—
Total fees	$675,740	$1,075,500

(1)
“Audit fees” consists of fees incurred for the audit of our consolidated financial statements, including the review of our interim financial statements, fees related to comfort letters and fees related to the review of our Registration Statement on Form S-4 in 2023. “Audit fees” for 2022 consist of fees incurred for the audit of Legacy Carisma’s consolidated financial statements, including the review of interim financial statements, and fees related to the review of our Registration Statement on Form S-4 and amendments thereto, including the issuance of consents related to KPMG LLP’s audit opinion for the years ended December 31, 2021 and 2020.

(2)
“Tax fees” consist of fees for tax compliance services and tax consulting.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022:
Fee Category	2023	2022
Audit fees(1)	$91,500	$1,005,321
Audit-related fees	—	—
Tax fees(2)	63,398	39,369
All other fees	—	—
Total fees	$154,898	$1,044,690

(1)
“Audit fees” for fiscal year 2023 consist of a) fees incurred in connection with our registration statement on Form S-8 filed with the SEC April 4, 2023, b) fees incurred in connection with our registration statements on Form S-3 filed with the SEC on April 17, 2023, and c) related comfort letter procedures. “Audit fees” for fiscal year 2022 consist of a) fees incurred for the audit of our annual financial statements and reviews of interim financial statements; b) fees incurred in connection with our registration statement on Form S-4 and amendments thereto filed with the SEC in October 2022, November 2022, December 2022, January 2023, and February 2023; and c) fees incurred in connection with the Current Report on Form 8-K filed in March 2023.

(2)
“Tax fees” for services performed in fiscal years 2023 and 2022 consist of fees for tax compliance services relating primarily to the preparation of our U.S. and various state tax returns. In addition, “tax fees” for fiscal years 2023 and 2022 relate to services rendered related to our recovery of German VAT taxes paid for the shipment of our drug substance from the United States to our contract manufacturer in Germany, and tax advisory transfer pricing services.

The reports of Ernst & Young LLP on Sesen Bio’s consolidated financial statements for the year ended December 31, 2022 and condensed financial statements for the subsequent interim period through March 7, 2023, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with the audits of Sesen Bio’s consolidated financial statements for the fiscal year ended December 31, 2022, and in the subsequent interim period through March 7, 2023, there were no: (i) disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report or (ii) reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.
During the years ended December 31, 2023 and 2022, neither us, Legacy Carisma, nor anyone on our or Legacy Carisma’s behalf, consulted with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Legacy Carisma’s financial statements, and neither a written report nor oral advice was provided to Legacy Carisma that KPMG LLP concluded was an important factor considered by Legacy Carisma in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Audit Committee Pre-Approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such pre-approval, management or the independent registered public accounting firm shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.
The board of directors recommends the stockholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
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nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

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nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process;

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nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees;

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nominees should have the interest and ability to understand the sometimes-conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

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nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director; and

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the value of diversity on the board of directors will be considered. Nominees should represent a diverse array of personal and professional characteristics, including, for example, gender, racial or ethnic identity, sexual identity, age, academic background, professional experience in the United States or internationally and/or expertise in a particular discipline or field. Nominees will not be discriminated against on the basis of gender, race, ethnicity, national origin, sex, sexual orientation, sexual identity, religion, disability or any other basis proscribed by law.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered for an annual meeting are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for Our 2025 Annual Meeting of Stockholders.”
Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders.

Board Diversity Matrix
Board Diversity Matrix (As of April 26, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	0	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	4
Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In April 2024, our board of directors undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Kelly, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. Our board of directors had also previously determined that Chidozie Ugwumba, who resigned from our board of directors in April 2024, was an “independent director” as defined under the applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Kelly is not an independent director under these rules because he serves as our President and Chief Executive Officer.
There are no family relationships among any of our directors or executive officers.
Composition of our Board of Directors
Our board of directors currently consists of seven members divided into three staggered classes, with one class elected at each annual meeting of stockholders to serve for a three-year term.
Committees of our Board of Directors
Our board of directors has an established audit committee, compensation committee, nominating and corporate governance committee and science committee, each of which operates pursuant to a charter adopted by our board of directors, and each such committee reviews its respective charter at least annually. We have posted a current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee and science committee on the “Governance” section of the “Investor Relations” section of our website, which is located at www.carismatx.com. Our board of directors also appoints from time-to-time ad hoc committees to address specific matters.
Audit Committee
The members of our audit committee are currently Michael Torok, Regina Hodits, Ph.D. and Sanford Zweifach. Michael Torok currently serves as chair of the audit committee. Chidozie Ugwumba previously served as the chair of the audit committee from the closing of the Merger through his resignation, effective April 1, 2024. During 2023, our audit committee met four times and acted by unanimous written consent three times. Our audit committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures (including any interim financial statements to be included in our periodic disclosures filed with the SEC) and our earnings press releases;

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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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overseeing our internal audit function;

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working with our Chief Compliance Officer to evaluate and define the goals of our ethics and compliance programs, evaluate the adequacy of our internal controls over compliance and develop proposals for improving our internal controls;

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overseeing our risk assessment and risk management policies;

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establishing procedures for the receipt and retention of accounting related complaints and concerns;

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meeting independently with our internal audit advisor, if applicable, and the independent registered public accounting firm and management;

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reviewing and approving or ratifying any related person transactions;

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preparing the audit committee report required by SEC rules; and

•
conducting an annual self-evaluation of the committee’s performance.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Michael Torok is an “audit committee financial expert” and independent director as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Compensation Committee
The members of our compensation committee are currently Briggs Morrison, M.D. and Sanford Zweifach. Dr. Morrison serves as chair of the compensation committee. During 2023, our compensation committee met three times and acted by unanimous written consent one time. Our compensation committee’s responsibilities include:
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reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of the chief executive officer and other executive officers, taking into consideration the executive officer’s performance as it relates to both legal compliance and compliance with our internal policies and procedures;

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reviewing and approving termination benefits and separation pay to executive officers, taking into consideration the circumstances surrounding the particular executive officer’s departure and performance as it relates to both legal compliance and compliance with our internal policies and procedures;

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overseeing an evaluation of our senior executives, including the establishment of corporate goals and objectives applicable to the chief executive officer and other executive officers;

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reviewing and approving, or making recommendations to our board of directors with respect to, the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, severance agreements, indemnification agreements or other material compensatory agreements with the chief executive officer or the other executive officers;

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reviewing and making recommendations to our board of directors with respect to incentive-compensation and equity-based plans that are subject to approval by our board of directors;

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overseeing and administering our stock option, stock incentive, employee stock purchase and other equity-based plans;

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retaining the services, following the determination of independence under applicable Nasdaq and Exchange Act rules, of our compensation consultant, as well as overseeing and considering the recommendations of the compensation consultant;

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reviewing and making recommendations to our board of directors with respect to director compensation;

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establishing, if deemed advisable by our board of directors, and monitoring compliance with, stock ownership guidelines for the chief executive officer, directors and other executive officers;

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reviewing and discussing annually with management the compensation disclosure required by SEC rules;

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preparing the compensation committee report required by SEC rules; and

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conducting a periodic self-assessment of the committee and its charter.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of non-employee directors, as it deems appropriate. During 2023, the compensation committee did not form or delegate authority to such subcommittees.
In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to the Carisma Therapeutics Inc. 2014 Amended and Restated Stock Incentive Plan (the “2014 Plan”), to employees who are not directors or executive officers of our company. During 2023, the compensation committee delegated to the chief executive officer authority to grant stock options under the 2014 Plan to employees who are not directors, officers or employees at the vice president level or above.
We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are currently Björn Odlander, M.D., Ph.D., Sanford Zweifach and John Hohneker, M.D. Dr. Odlander serves as chair of the nominating and corporate governance committee. During 2023, our nominating and corporate governance committee met one time and acted by unanimous written consent one time. Our nominating and corporate governance committee’s responsibilities include:
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identifying individuals qualified to become members of our board of directors;

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recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

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reviewing and making recommendations to our board of directors with respect to board leadership structure;

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reviewing and making recommendations to our board of directors with respect to management succession planning;

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developing and recommending to our board of directors the corporate governance guidelines;

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overseeing a periodic evaluation of our board of directors; and

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conducting a periodic self-assessment of the committee and its charter.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Science Committee
The members of our science committee are currently Regina Hodits, Ph.D., Briggs Morrison, M.D. and John Hohneker, M.D. Dr. Hodits serves as chair of the science committee. During 2023, our science committee met two times and had no actions by unanimous written consent. Our science committee’s responsibilities include:
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reviewing and advising on the overall strategy, direction and effectiveness of our research and development (“R&D”) initiatives, programs and related investments, and on our progress in achieving our long-term strategic R&D goals and objectives, including pre-clinical studies and clinical trial design;

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reviewing and advising on opportunities and risks associated with our R&D initiatives, programs and related investments;

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reviewing and advising on our significant medical affairs strategies and initiatives;

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reviewing and advising on trends and innovation in R&D to enhance our R&D capabilities; and

•
conducting a periodic self-assessment of the science committee and its charter.

Compensation Committee Interlocks and Insider Participation
During 2023, the members of our compensation committee were Briggs Morrison, M.D. and Sanford Zweifach. None of our executive officers serve, or has served in the past year, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the current members, or members serving during 2023, of our compensation committee is, or has ever been, an officer or employee of our company.

Board of Directors Meetings and Attendance
Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met seven times during 2023. During 2023, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. All then-serving directors attended our 2023 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Governance” section of the “Investor Relations” section of our website, which is located at www.carismatx.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:
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the principal responsibility of our board of directors is to oversee our management;

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a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

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the independent directors meet in executive session semi-annually;

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directors have full and free access to management and, as necessary, independent advisors;

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new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

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our nominating and corporate governance committee will oversee an annual self-evaluation of the board of directors to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the “Governance” section of the “Investor Relations” section of our website, which is located at www.carismatx.com.
Board Leadership
Sanford Zweifach serves as Chair of our board of directors. Our board of directors has determined that the roles of Chair of the board and Chief Executive Officer should be bifurcated at this time. Our board of directors believes that separating the Chair and Chief Executive Officer positions allows the Chief Executive Officer to focus on company operations instead of board administration, encourages objective oversight, and is the appropriate leadership structure for us at this time. Additionally, our board of directors believes this leadership structure is particularly appropriate for our company given Mr. Zweifach’s extensive experience in the biopharmaceutical industry and service on the boards of other public and private biopharmaceutical companies.
As the Chair of the board of directors and an independent director, Mr. Zweifach’s responsibilities include:
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chairing meetings of the independent directors in executive session;

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meeting with any director who is not adequately performing such director’s duties as a member of our board of directors or any committee;

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facilitating communications between other members of our board of directors and our Chief Executive Officer;

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monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he or she considers appropriate;

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working with our Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of our board of directors; and

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otherwise consulting with our Chief Executive Officer on matters relating to corporate governance and board performance.

Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we currently have an appropriate leadership structure for us, which demonstrates our commitment to good corporate governance. Our nominating and corporate governance committee evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Oversight by the audit committee includes direct communication with our independent registered public accounting firm. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Oversight by the compensation committee includes direct communication with our independent compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to board and committee composition, management succession planning and corporate sustainability efforts, including the impact of environmental and social issues. Our research and development committee assists the board’s oversight of our research and development activities. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on major risk exposures, the potential impact of such risks, risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Communication with Our Directors
Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
Carisma Therapeutics Inc.
3675 Market Street, Suite 401
Philadelphia, Pennsylvania 19104
Attention: Board of Directors
You may submit your concern anonymously or confidentially by mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director(s) may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.
Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be confidentially, and anonymously if they wish, submitted in writing online at www.whistleblowerservices.com/carm or to our general counsel (or, if none, our principal executive officer or principal financial officer) at 3675 Market Street, Suite 401, Philadelphia, Pennsylvania 19104 or via the toll-free telephone number 866-822-6485.

EXECUTIVE OFFICERS
The following table sets forth the name, age as of the date of this proxy statement and position of each of our executive officers as of April 29, 2024.
Name	Age	Position
Steven Kelly	59	President and Chief Executive Officer, Director
Richard Morris	51	Chief Financial Officer
Michael Klichinsky, Pharm.D., Ph.D.	34	Chief Scientific Officer
Please see Steven Kelly’s biography in the section above titled “Proposal No. 1 — Election of Two Class I Directors — Directors Continuing in Office — Class II Directors (Term Expires at 2025 Annual Meeting of Stockholders).” A biography for each of our other executive officers is provided below.
Richard Morris has served as our Chief Financial Officer since the closing of the Merger. He previously served as Legacy Carisma’s Chief Financial Officer since June 2021. Prior to joining Legacy Carisma, Mr. Morris served as Chief Financial Officer of Passage Bio, Inc., a genetic medicines company, from October 2019 to May 2021 and as Executive Vice President and Chief Financial Officer of Context Therapeutics, LLC, a biopharmaceutical company (“Context”), from November 2017 to July 2019. Prior to Context, Mr. Morris served as Chief Financial Officer of Vitae Pharmaceuticals Incorporated, a biopharmaceutical company, from 2014 to October 2016, and held several senior financial roles over 12 years at ViroPharma Incorporated, a biopharmaceutical company, including Chief Accounting Officer and Vice President, Financial and Strategic Planning. Mr. Morris received a B.S. in Accounting from Saint Joseph’s University.
Michael Klichinsky, Pharm.D., Ph.D. has served as our Chief Scientific Officer since the closing of the Merger. He previously served as Legacy Carisma’s Chief Scientific Officer since April 2022. He co-founded Legacy Carisma in 2016 and served as Vice President of Discovery of Legacy Carisma from October 2018 to April 2021 and as Senior Vice President of Research of Legacy Carisma from April 2021 to April 2022. Dr. Klichinsky received a Doctor of Pharmacy from the University of Sciences in Philadelphia and a Ph.D. in Pharmacology from the University of Pennsylvania.

EXECUTIVE COMPENSATION
Set forth below is information regarding the compensation of each of our named executive officers for 2023. Also included is information regarding the historical compensation of the three Sesen Bio named executive officers prior to the completion of the Merger, which we are required by SEC rules to present in this proxy statement.
Our named executive officers for 2023 include (i) Steven Kelly, our current President and Chief Executive Officer, (ii) Richard Morris, our current Chief Financial Officer, and (iii) Michael Klichinsky, our current Chief Scientific Officer (“Current NEOs”). Our named executive officers for 2023 also include certain former Sesen Bio executives, including (i) Thomas R. Cannell, D.V.M., Sesen Bio’s former President and Chief Executive Officer, (ii) Monica Forbes, Sesen Bio’s former Chief Financial Officer, and (iii) Mark Sullivan, Sesen Bio’s former General Counsel, Chief Compliance Officer and Corporate Secretary (“Sesen NEOs”), each of whom resigned from their respective positions effective as of the effective time of the Merger. The compensation narratives largely focus on our Current NEOs and post-Merger compensation program.
Executive and Director Compensation Processes
Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of, our executive compensation program. Our director compensation program is administered by our board of directors based on recommendations by the compensation committee. Our compensation committee periodically reviews our director compensation program and makes recommendations to the board of directors with respect thereto.
In designing our executive compensation program and our director compensation program, our compensation committee considers compensation data from comparable publicly traded companies in the biotechnology and the biopharmaceutical industry (based on, among other things, industry market capitalization, headcount and location) provided by our independent compensation consultant, Pearl Meyer & Partners LLC (“Pearl Meyer”).
During 2023, our compensation committee retained Pearl Meyer to advise the compensation committee on our compensation program for executive officers, which includes base salaries, annual performance-based cash bonuses, annual equity incentive awards and severance arrangements, and on the director compensation program, which includes board and committee fee retainers and equity awards. The compensation committee established a peer group. The compensation consultants made recommendations with respect to the amount and form of executive officer and director compensation. Although our compensation committee considers the advice and guidance of the compensation consultants as to our executive compensation program and our director compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive and director compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.
The compensation committee reviewed information regarding the independence and potential conflicts of interest of Pearl Meyer, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Pearl Meyer did not raise any conflict of interest.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of the Current NEOs and Sesen NEOs for the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity incentive plan compensation ($)	All other compensation ($)(4)	Total ($)
Steven Kelly(5) Current President & Chief Executive Officer	2023	460,833	301,840	—	2,717,517	—	24,235	3,504,425
	2022	—	—	—	—	—	—	—
Richard Morris(6) Current Chief Financial Officer	2023	384,302	183,064	—	1,077,948	—	17,487	1,662,801
	2022	—	—	—	—	—	—	—
Michael Klichinsky, Pharm.D., Ph.D.(7) Current Chief Scientific Officer	2023	345,625	164,640	—	1,077,948	—	15,164	1,603,377
	2022	—	—	—	—	—	—	—
Thomas R. Cannell, D.V.M.(8) Former President and Chief Executive Officer	2023	104,225	—	—	—	—	3,028,485	3,132,710
	2022	576,563	—	813,719	—	—	4,000	1,394,282
Monica Forbes(9) Former Chief Financial Officer and Treasurer	2023	72,269	—	—	—	—	1,277,479	1,349,748
	2022	399,788	—	484,772	—	—	4,000	888,560
Mark Sullivan(10) Former General Counsel, Chief Compliance Officer and Corporate Secretary	2023	69,058	—	—	—	—	1,054,270	1,123,328
	2022	382,025	—	303,535	—	—	4,000	689,560

(1)
The amounts in the “Bonus” column reflect the amount of compensation earned by the named executive officers under the applicable annual bonus program during each fiscal year.

(2)
The amounts reported in the “Stock awards” column reflect the aggregate grant date fair value of performance-based restricted stock units (“RSUs”) and RSUs awarded during fiscal year 2022 and 2023 computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification (“ASC”) Topic 718. See Note 15 to Sesen Bio’s financial statements appearing at the end of Sesen Bio’s Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards.

(3)
The amounts reported in the “Option awards” column reflect the grant date fair value of options awarded during the year ended December 31, 2023, computed in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 1, 2024. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by each named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(4)
For Mr. Kelly, Mr. Morris and Dr. Klichinsky this amount reflects 401(k) contributions. For Dr. Cannell, Ms. Forbes, and Mr. Sullivan this amount reflects separation payments pursuant to each person’s employment agreement of $3,028,485, $1,277,479, and $1,054,270, respectively. Each of these payments is described in more detail under “Severance Payable to Former Named Executive Officers” below.

(5)
Mr. Kelly commenced services as President & Chief Executive Officer of the company on March 7, 2023. The amounts for 2023 reflect the compensation paid to Mr. Kelly as President and Chief Executive Officer of the company after the closing of the Merger.

(6)
Mr. Morris commenced services as Chief Financial Officer of the Company on March 7, 2023. The amounts for 2023 reflect the compensation paid to Mr. Morris as Chief Financial Officer of the company after the closing of the Merger.

(7)
Dr. Klichinsky commenced services as Chief Scientific Officer of the Company on March 7, 2023. The amounts for 2023 reflect the compensation paid Dr. Klichinsky as Chief Scientific Officer of the company after the closing of the Merger.

(8)
Dr. Cannell ceased providing services to the company on March 7, 2023 in connection with the closing of the Merger.

(9)
Ms. Forbes ceased providing services to the company on March 7, 2023 in connection with the closing of the Merger.

(10)
Mr. Sullivan ceased providing services to the company on March 7, 2023 in connection with the closing of the Merger.

Narrative Disclosure to Summary Compensation Table
Base Compensation
We use base compensation, or salaries, to recognize the experience, skills, knowledge and responsibilities required of our executive officers.
For the year ended December 31, 2022 and through March 7, 2023, Legacy Carisma paid Mr. Kelly, Mr. Morris and Dr. Klichinsky annual base compensation of $440,000, $400,000 and $340,000, respectively. As of March 7, 2023, each of Mr. Kelly’s, Mr. Morris’ and Dr. Klichinsky’s annual base compensation was increased to $560,000, $467,000 and $420,000, respectively. As of January 1, 2024, each of Mr. Kelly’s, Mr. Morris’ and Dr. Klichinsky’s annual base compensation was increased to $600,000, $486,000 and $463,000, respectively.
Bonus Compensation
The board of directors may, in its discretion, award bonuses to our executive officers from time to time, subject to approval by the board of directors. Performance-based bonuses are calculated as a percentage of base compensation or salary and are designed to motivate our executive officers to achieve annual goals based on our strategic, financial and operating performance objectives.
With respect to 2022 performance, the Legacy Carisma board of directors awarded performance-based bonuses of $176,000, $140,000 and $119,000, respectively, to Mr. Kelly, Mr. Morris and Dr. Klichinsky. The Legacy Carisma board of directors also awarded special bonuses of $50,000, $30,000 and $10,000, respectively, to Mr. Kelly, Mr. Morris and Dr. Klichinsky in recognition of their valuable and extensive contributions to the Merger.
For the year ended December 31, 2023, Mr. Kelly’s, Mr. Morris’ and Dr. Klichinsky’s target annual bonus was equal to 55%, 40% and 40% of his base salary, respectively. Taking into account the Company’s 2023 performance of 98% as approved by the board of directors, Mr. Kelly’s, Mr. Morris’ and Dr. Klichinsky’s 2023 bonus compensation was $301,840, $183,064 and $164,640, respectively. Performance-based bonuses, which are calculated as a percentage of base compensation or salary, are designed to motivate our executive officers to achieve annual goals based on our strategic, financial and operating performance objectives.
Equity Incentives
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. Accordingly, we use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various other times, based on performance. In addition, we believe that equity grants vesting over a four-year period promote executive retention because this feature incentivizes executive officers to remain in Carisma’s employment during the vesting period. Prior to completion of the Merger, all Carisma options were granted pursuant to the CARISMA Therapeutics Inc. 2017 Stock Incentive Plan the (“2017 Plan”). Upon completion of the Merger, the 2017 Plan was assumed by the company. Option awards issued to our executives during the 2023 fiscal year were granted pursuant to the 2014 Plan which the company adopted on March 7, 2023. See “2014 Plan” below for additional information. We do not maintain a practice of granting additional equity on an annual basis but retain discretion to provide additional targeted grants in certain circumstances. We did not grant stock option awards to our Current NEOs during the year ended December 31, 2022, but did so in

2023, as described in more detail in the “Outstanding Equity Awards at December 31, 2023” table below. Prior to the exercise of an option under the 2014 Plan, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. We have historically granted stock options with exercise prices equal to the fair market value of our common stock on the date of grant as determined by our board of directors.
Employment Agreements
Effective as of the effective time of the Merger, the board of directors appointed Steven Kelly as our President and Chief Executive Officer, Richard Morris as our Chief Financial Officer and Michael Klichinsky, Pharm.D., Ph.D. as our Chief Scientific Officer, each to serve at the discretion of the board of directors. We entered into written employment agreements with each of our Current NEOs. These agreements set forth the terms of the executive officer’s compensation, including base salary, annual discretionary bonus eligibility and severance benefits, among other matters.
Agreement with Steven Kelly
We entered into an employment agreement with Mr. Kelly, (the “Kelly Employment Agreement”), effective as of March 7, 2023, pursuant to which Mr. Kelly serves as our President and Chief Executive Officer. The Kelly Employment Agreement provides for Mr. Kelly’s at-will employment and an annual base salary of $560,000, an annual bonus with a target amount equal to 55% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly-situated employees.
The Kelly Employment Agreement also provides that if his employment is terminated either (i) by the company without Cause or (ii) by him with Good Reason (each as defined in the Kelly Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Kelly Employment Agreement) (the “Change in Control Period”), then Mr. Kelly will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the company, (a) a lump sum payment of (x) eighteen months of base salary and (y) an amount equal to 150% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to eighteen months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting.
The Kelly Employment Agreement also provides that if his employment is terminated either (i) by the company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Kelly will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the company, (a) twelve months of base salary payable over a period of twelve months following such termination, (b) a lump sum payment equal to 100% of his target bonus for the year of termination, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to twelve months. The Kelly Employment Agreement contains a Section 280G limited cutback, in which Mr. Kelly is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Kelly becomes subject to excise tax imposed by Section 4999 of the Code.
Agreement with Richard Morris
We entered into an employment agreement with Mr. Morris, (the “Morris Employment Agreement”), effective as of March 7, 2023, pursuant to which Mr. Morris serves as our Chief Financial Officer. The Morris Employment Agreement provides for Mr. Morris’ at-will employment and an annual base salary of

$467,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly-situated employees.
The Morris Employment Agreement also provides that if his employment is terminated either (i) by the company without Cause or (ii) by him with Good Reason (each as defined in the Morris Employment Agreement), in either case within Change in Control Period, then Mr. Morris will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the company, (a) a lump sum payment of (x) twelve months of base salary and (y) an amount equal to 100% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to twelve months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting.
The Morris Employment Agreement also provides that if his employment is terminated either (i) by the company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Morris will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the company, (a) twelve months of base salary payable over a period of twelve months following such termination, (b) a lump sum payment equal to 100% of his target bonus for the year of termination, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to twelve months. The Morris Employment Agreement contains a Section 280G limited cutback, in which Mr. Morris is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Morris becomes subject to excise tax imposed by Section 4999 of the Code.
Agreement with Michael Klichinsky
We entered into an employment agreement with Dr. Klichinsky (the “Klichinsky Employment Agreement”), effective as of March 7, 2023, pursuant to which Dr. Klichinsky serves as our Chief Scientific Officer. The Klichinsky Employment Agreement provides for Dr. Klichinsky’s at-will employment and an annual base salary of $420,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly-situated employees.
The Klichinsky Employment Agreement also provides that if his employment is terminated either (i) by the company without Cause or (ii) by him with Good Reason (each as defined in the Klichinsky Employment Agreement), in either case within the Change in Control Period, then Dr. Klichinsky will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the company, (a) a lump sum payment of (x) twelve months of base salary and (y) an amount equal to 100% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to twelve months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting.
The Klichinsky Employment Agreement also provides that if his employment is terminated either (i) by the company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Dr. Klichinsky will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the company, (a) twelve months of base salary payable over a period of twelve months following such termination, (b) a lump sum payment equal to 100% of his target bonus for the year of termination, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to twelve months. The Klichinsky Employment Agreement contains a Section 280G limited cutback, in which Dr. Klichinsky is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Dr. Klichinsky becomes subject to excise tax imposed by Section 4999 of the Code.
Employment Agreements with Sesen Bio Named Executive Officers
Sesen Bio previously entered into employment agreements with each of the Sesen NEOs. On March 7, 2023, effective as of the effective time of the Merger, each of the Sesen NEOs resigned as officers of the company. A summary of each employment agreement in place prior to the effective time of the Merger is provided below.
Agreement with Thomas R. Cannell, D.V.M.
On August 7, 2018, Sesen Bio entered into an employment agreement with Dr. Cannell, which provided that his employment would continue until either Sesen Bio or Dr. Cannell provided notice of termination in accordance with the terms of the agreement. In addition, Sesen Bio entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. Cannell, which prohibited him from competing with Sesen Bio, soliciting Sesen Bio’s employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with Sesen Bio.
Pursuant to Dr. Cannell’s employment agreement, he was entitled to receive an annual base salary, which was reviewed at least annually and was subject to increase (but not decrease) from time to time, as determined by the Sesen Bio board of directors. In February 2022, the Sesen Bio compensation committee approved an increase in Dr. Cannell’s annual base salary from $562,500 to $576,563, effective March 1, 2022. In addition, pursuant to his employment agreement, Dr. Cannell was eligible to receive an annual cash bonus, which was based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which was determined by the Sesen Bio board of directors, in its sole discretion. Dr. Cannell’s target annual bonus for 2022 and 2023 was 50% of his annual base salary.
Agreement with Monica Forbes
On August 1, 2019, Sesen Bio entered into an employment agreement with Ms. Forbes in connection with her appointment as Sesen Bio’s Chief Financial Officer and Treasurer. Ms. Forbes’ employment agreement provided that her employment would continue until either Sesen Bio or Ms. Forbes provided notice of termination in accordance with the terms of the agreement. In addition, Sesen Bio entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Ms. Forbes, which prohibited her from competing with Sesen Bio, soliciting Sesen Bio’s employees and customers and disclosing confidential information during the term of her employment and for one year following the conclusion of her service with Sesen Bio.
Pursuant to Ms. Forbes’ employment agreement, she was entitled to receive an annual base salary, which was reviewed at least annually and was subject to increase (but not decrease) from time to time, as determined by the Sesen Bio board of directors. In February 2022, the Sesen Bio compensation committee approved an increase in Ms. Forbes’ annual base salary from $380,750 to $399,788, effective March 1, 2022. In addition, pursuant to her employment agreement, Ms. Forbes was eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of her annual base salary, and which was determined by the Sesen Bio board of directors, in its sole discretion. Ms. Forbes’ annual target bonus for 2022 and 2023 was 40% of her annual base salary.
Agreement with Mark Sullivan
On August 1, 2019, Sesen Bio entered into an employment agreement with Mr. Sullivan. Mr. Sullivan’s employment agreement provided that his employment would continue until either Sesen Bio or Mr. Sullivan provided notice of termination in accordance with the terms of the agreement. In addition, Sesen Bio entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Mr. Sullivan, which prohibited him from competing with Sesen Bio, soliciting Sesen Bio’s employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with Sesen Bio.
Pursuant to Mr. Sullivan’s employment agreement, he was entitled to receive an annual base salary, which was reviewed at least annually and was subject to increase (but not decrease) from time to time, as determined by the Sesen Bio board of directors. In February 2022, the Sesen Bio compensation committee approved an increase in Mr. Sullivan’s annual base salary from $370,000 to $382,025, effective March 1, 2022. In addition, pursuant to his employment agreement, Mr. Sullivan was eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which was determined by the Sesen Bio board of directors, in its sole discretion. Mr. Sullivan’s annual target bonus for 2022 and 2023 was 40% of his annual base salary.
Equity Awards for Sesen Named Executive Officers
Although Sesen Bio did not have a formal policy with respect to the grant of equity incentive awards to its executive officers, or any formal equity ownership guidelines applicable to them, Sesen Bio believed that equity grants provided its executives with a strong link to its long-term performance, created an ownership culture and helped to align the interests of its executives and Sesen Bio stockholders. In addition, Sesen Bio believed that equity grants with a time-based vesting feature promoted executive retention by incentivizing its executive officers to remain in Sesen Bio’s employment during the vesting period. Accordingly, the Sesen Bio board of directors periodically reviewed the equity incentive compensation of its executive officers and from time to time granted equity incentive awards to them, including in the form of Sesen Bio options and Sesen Bio RSUs (both time-based RSUs and performance-based RSUs, or Sesen Bio performance stock units (“PSUs”).
On February 18, 2022, Sesen Bio granted Dr. Cannell an award of 606,800 RSUs. Each Sesen Bio RSU represents a contingent right to receive one share of Sesen Bio common stock. The Sesen Bio RSU award vested annually in equal amounts over a four-year period following the grant date, subject to Dr. Cannell’s continued service with Sesen Bio on the applicable vesting date. On February 18, 2022, Sesen Bio also granted Dr. Cannell an award of 606,800 Sesen Bio PSUs. Each Sesen Bio PSU represented a contingent right to receive one share of Sesen Bio common stock upon the satisfaction of pre-determined performance criteria related to completing patient enrollment for a new clinical trial. Subject to continued employment, such Sesen Bio PSUs vested upon the determination by the Sesen Bio compensation committee of the level of achievement of the clinical trial milestone.
On February 18, 2022, Sesen Bio granted Ms. Forbes an award of 542,250 RSUs. Each Sesen Bio RSU represented a contingent right to receive one share of Sesen Bio common stock. The Sesen Bio RSU award vested annually in equal amounts over a four-year period following the grant date, subject to Ms. Forbes’s continued service with Sesen Bio on the applicable vesting date. On February 18, 2022, Sesen Bio also granted Ms. Forbes an award of 180,750 Sesen Bio PSUs. Each Sesen Bio PSU represented a contingent right to receive one share of Sesen Bio common stock upon the satisfaction of pre-determined performance criteria related to completing patient enrollment for a new clinical trial. Subject to continued employment, such Sesen Bio PSUs vested upon the determination by the Sesen Bio compensation committee of the level of achievement of the clinical trial milestone.
On February 18, 2022, Sesen Bio granted Mr. Sullivan an award of 339,525 RSUs. Each Sesen Bio RSU represented a contingent right to receive one share of Sesen Bio common stock. The Sesen Bio RSU award vested annually in equal amounts over a four-year period following the grant date, subject to Mr. Sullivan’s continued service with Sesen Bio on the applicable vesting date. On February 18, 2022, Sesen Bio also granted Mr. Sullivan an award of 113,175 Sesen Bio PSUs. Each Sesen Bio PSU represented a contingent right to receive one share of Sesen Bio common stock upon the satisfaction of pre-determined performance criteria related to completing patient enrollment for a new clinical trial. Subject to continued employment, such Sesen Bio PSUs vested upon the determination by the Sesen Bio compensation committee of the level of achievement of the clinical trial milestone.

In accordance with the Merger Agreement, prior to the effective time of the Merger, the Sesen Bio board of directors adopted resolutions and took all other actions necessary and appropriate to (i) provide that each outstanding RSU and option, to the extent unvested, was accelerated in full and (ii) provide that the outstanding non-qualified stock options held by the directors and officers, including Dr. Cannell, Ms. Forbes and Mr. Sullivan, were amended to extend the post-termination exercise period of each such non-qualified stock options to up to 210 days following such individual’s termination of employment or other service relationship with the company.
Employee Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreements
Each of our executive officers has entered into standard forms of agreements with respect to proprietary and confidential information, developments, non-competition, and non-solicitation. Under these agreements, each executive officer agreed to protect our confidential and proprietary information during and after the executive officer’s employment with us, not to compete with us during his or her employment and for a period generally lasting for one year after the termination of his or her employment, and not to solicit our employees, consultants, clients or customers during his or her employment and for a period generally lasting for one year after the termination of his or her employment. In addition, under these agreements, each executive officer agreed that we own all developments and inventions that are developed by such executive officer within the scope of and during the period of his or her employment with us that are related to our business or research and development conducted or planned to be conducted by us at the time such development is created. Each executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license to use any prior inventions that such executive officer incorporates into inventions assigned to us under these agreements.
401(k) Plan
We maintain a defined contribution employee retirement plan for our employees, including our executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions. Effective May 1, 2022, we implemented a matching policy under which we match 100% of an employee’s contributions to the 401(k) plan, up to a maximum of 5% of the employee’s base salary and bonus paid during the year.
Severance Payable to Sesen Named Executive Officers
Sesen Bio previously entered into employment agreements with each of the Sesen NEOs. On March 7, 2023, effective as of the effective time of the Merger, each of the Sesen NEOs resigned as officers of the company. A summary of severance payments resulting from the employment agreements and other merger termination payments are reflected in the Summary Compensation Table.
Thomas R. Cannell, D.V.M.   In connection with the closing of the Merger and Dr. Cannell’s resignation, Dr. Cannell received: (i) a lump sum cash payment in the amount of $1,153,125, the equivalent of two years of Dr. Cannell’s base salary, less applicable taxes, withholdings and deductions, for severance under the terms of Dr. Cannell’s employment agreement; (ii) a lump sum cash payment, payable in the amount of $576,563, equal to two times Dr. Cannell’s target bonus payment for performance in the year 2022, less applicable taxes, withholdings and deductions, pursuant to the terms of Dr. Cannell’s employment agreement; and (iii) a cash payment in the amount of $11,088, the equivalent of 5 days of Dr. Cannell’s base salary for the payment of accrued paid time off (“PTO”) balances. In addition, pursuant to the Merger Agreement, all of Dr. Cannell’s unvested equity awards were accelerated.
Monica Forbes.   In connection with the closing of the Merger and Ms. Forbes’ resignation, Ms. Forbes received: (i) a lump sum cash payment in the amount of $399,788, the equivalent of one year of Ms. Forbes’ base salary, less applicable taxes, withholdings and deductions, under the terms of Ms. Forbes’ employment agreement; (ii) a lump sum cash payment in the amount of $23,130 that is, on a net tax basis, equal to

12 months of the portion of Ms. Forbes’ COBRA premiums that Sesen Bio paid during Ms. Forbes employment as per Ms. Forbes’ current election under the terms of Ms. Forbes’ employment agreement; and (iii) a cash payment in the amount of $7,688, the equivalent of 5 days of Ms. Forbes’ base salary for the payment of accrued PTO balances. In addition, pursuant to the Merger Agreement, all of Ms. Forbes’ unvested equity awards were accelerated. In addition to the above compensation, Ms. Forbes received a lump sum cash payment in the amount of $199,894, the equivalent of 50% of her base salary in accordance with the 2022 Retention Cash Bonus granted by the Sesen Bio compensation committee.
Mark Sullivan.   In connection with the closing of the Merger and Mr. Sullivan’s resignation, Mr. Sullivan received: (i) a lump sum cash payment in the amount of $382,025, the equivalent of one year of Mr. Sullivan’s base salary, less applicable taxes, withholdings and deductions, under the terms of Mr. Sullivan’s employment agreement; (ii) a lump sum cash payment in the amount of $23,130 that is, on a net tax basis, equal to 12 months of the portion of Mr. Sullivan’s COBRA premiums that Sesen Bio paid during Mr. Sullivan’s employment as per Mr. Sullivan’s current election under the terms of Mr. Sullivan’s employment agreement; and (iii) a cash payment in the amount of $3,306, the equivalent of 2.25 days of Mr. Sullivan’s base salary for the payment of accrued PTO balances. In addition, pursuant to the Merger Agreement, all of Mr. Sullivan’s unvested equity awards were accelerated. In addition to the above compensation, Mr. Sullivan received a lump sum cash payment in the amount of $191,013, the equivalent of 50% of his base salary in accordance with the 2022 Retention Cash Bonus granted by the Sesen Bio compensation committee.
Sesen Bio’s obligation to pay the severance payments to Dr. Cannell, Ms. Forbes and Mr. Sullivan pursuant to their respective employment agreements, as described above, was contingent upon the executive’s execution and non-revocation of a release of claims in favor of Sesen Bio. In addition, Sesen Bio’s obligation to pay such severance payments was subject to such executive officer’s compliance with certain restrictive covenants, including non-competition and non-solicitation (of employees and customers) covenants, which would run for one year following the executive’s termination of employment. To the extent that any severance or other compensation payment to Dr. Cannell or Ms. Forbes pursuant to his or her employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code, then he or she would receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provided the executive with the highest amount on an after-tax basis.
Outstanding Equity Awards at December 31, 2023
The following table sets forth information regarding all outstanding equity awards held by each of the Current NEOs and the Sesen NEOs as of December 31, 2023.
	Option Awards			Option expiration date
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)
Steven Kelly	625,797	—(1)	0.63	9/18/2028
	277,312	138,656(2)	1.46	3/31/2031
	—	600,000(3)	7.25	6/6/2033
Richard Morris	206,942	124,172(4)	1.46	5/31/2031
	—	238,000(5)	7.25	6/6/2033
Michael Klichinsky, Pharm.D., Ph.D.	56,982	—(6)	0.11	11/01/2027
	75,976	—(7)	0.63	10/21/2028
	74,696	37,368(8)	1.46	3/31/2031
	—	238,000(9)	7.25	6/6/2033
Thomas R. Cannell, D.V.M.	—	—	—	—
Monica Forbes	—	—	—	—
Mark Sullivan	—	—	—	—

(1)
This option award is fully vested.

(2)
This option award vests over four years, with 25% of the shares vested on April 1, 2022 and 2.0833% of the original number of shares vested thereafter in equal monthly installments through April 1, 2025, subject to continued service.

(3)
This option award vests over four years, with 25% of the shares vested on June 6, 2023 and 2.0833% of the original number of shares vested thereafter in equal monthly installments through June 6, 2027, subject to continued service.

(4)
This option awards vests over four years, with 25% of the shares vested on June 1, 2022 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through June 1, 2025, subject to continued service.

(5)
This option award vests over four years, with 25% of the shares vested on June 6, 2023 and 2.0833% of the original number of shares vested thereafter in equal monthly installments through June 6, 2027, subject to continued service.

(6)
This option award is fully vested.

(7)
This option award is fully vested.

(8)
This option award vests over four years, with 25% of the shares vested on April 1, 2022 and 2.0833% of the original number of shares vested thereafter in equal monthly installments through April 1, 2025, subject to continued service.

(9)
This option award vests over four years, with 25% of the shares vested on June 6, 2023 and 2.0833% of the original number of shares vested thereafter in equal monthly installments through June 6, 2028, subject to continued service.

2014 Plan
The 2014 Plan was adopted by our board of directors on January 17, 2023, approved by our stockholders on March 2, 2023, and amended and restated to reflect our name change and the reverse stock split approved by our stockholders on March 7, 2023. The material terms of the 2014 Plan are summarized below.
Types of Awards; Shares Available for Awards; Share Counting Rules
The 2014 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (RSUs), and other stock-based awards, or collectively, the awards. Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the 2014 Plan for up to the sum of:
•
6,852,232 shares of our common stock; plus

•
the number of shares of our common stock as is equal to the sum of (x) the number of shares of our common stock reserved for issuance under the prior plan that remained available for grant under the prior plan immediately prior to our initial public offering and (y) the number of shares of our common stock subject to Outstanding Awards, which Outstanding Awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus

•
an annual increase, to be added on the first day of each fiscal year during the term of the 2014 Plan, beginning with the fiscal year ending December 31, 2024, equal to the lesser of (i) 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and (ii) the number of shares of common stock determined by our board of directors.

Up to 20,556,696 of the shares of our common stock available for issuance under the 2014 Plan may be issued as incentive stock options under the 2014 Plan, subject to adjustment under the terms of the 2014 Plan. Shares of our common stock issued under the 2014 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

For purposes of counting the number of shares available for the grant of awards under the 2014 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provides that only one such award may be exercised, or the tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2014 Plan.
Shares covered by awards under the 2014 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2014 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the 2014 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of our common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of our common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the 2014 Plan.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the 2014 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2014 Plan. No such substitute awards shall count against the overall share limit, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options.   A participant who is awarded an option receives the right to purchase a specified number of shares of our common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2014 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).
The 2014 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by the our board of directors, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option award agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of our common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our board of directors, by any other lawful means as our board of directors may determine, or (vi) by any combination of these forms of payment.
Stock Appreciation Rights.   A participant who is awarded a SAR receives, upon exercise, a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2014 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of a SAR effective as of a future date, the measurement price will not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years.
Limitation on Repricing of Options or SARs.   With respect to options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the 2014 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2014 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2014 Plan) and grant in substitution for such awards new awards under the 2014 Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2014 Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.
Restricted Stock Awards.   A participant who is granted an award of restricted stock is entitled to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable award agreement, any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Unit Awards.   A participant who is granted an RSU award is entitled to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination of cash and shares, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and may be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded, in each case to the extent provided in the applicable award agreement.
Other Stock-Based Awards.   Under the 2014 Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2014 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine.

Eligibility to Receive Awards
All of our employees, officers, directors, consultants or advisors are eligible to participate in the 2014 Plan.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to us.
No Rights as a Stockholder
Subject to the provisions of the applicable award, no participant or designated beneficiary will have any rights as a stockholder with respect to any shares of our common stock to be distributed with respect to an award granted under the 2014 Plan until becoming a record holder of such shares of our common stock.
Term
The 2014 Plan will terminate automatically on March 6, 2033 (but any awards previously granted under the 2014 Plan may extend beyond such date) unless it is earlier terminated by our board of directors.
2017 Plan
The Legacy Carisma board of directors adopted, and the Legacy Carisma stockholders approved, the 2017 Plan in September 2017. The 2017 Plan was amended on June 22, 2018, December 21, 2020, November 9, 2021 and April 7, 2022 to increase the number of shares of Legacy Carisma common stock available for issuance under the 2017 Plan. At the effective time of the Merger, we assumed the 2017 Plan and each Legacy Carisma option in accordance with the terms of the 2017 Plan and the applicable stock option agreements evidencing by which such Legacy Carisma options. The material terms of the 2017 Plan are summarized below.
The 2017 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards. Legacy Carisma’s employees, officers, directors, as well as its consultants and advisors, were eligible to receive awards under the 2017 Plan. Incentive stock options, however, were only granted to Legacy Carisma employees. Following the closing of the Merger, no further awards will be granted pursuant to the 2017 Plan.
Authorized Shares
As of March 7, 2023, the closing date of the Merger, Legacy Carisma had reserved an aggregate of 2,664,018 shares of Legacy Carisma common stock for the issuance of awards under the 2017 Plan. As of immediately prior to the effective time of the Merger, 1,802,979 Legacy Carisma stock options were issued and outstanding under the 2017 Plan to purchase shares of Legacy Carisma common stock at a weighted average exercise price of $1.92 per share.
At the effective time, each Legacy Carisma option outstanding and unexercised immediately prior to the effective time, whether or not vested, was converted into an option of the company. From and after the effective time, each Legacy Carisma option assumed by the company may be exercised for such number of shares of the company’s common stock as is determined by multiplying the number of shares of Legacy Carisma common stock subject to the Legacy Carisma option, as in effect immediately prior to the effective time, by the exchange ratio and rounding that result down to the nearest whole number of shares of the company’s common stock. The per share exercise price of the converted Legacy Carisma option will be determined by dividing the per share exercise price of the Legacy Carisma option, as in effect prior to the effective time, by the exchange ratio and rounding that result up to the nearest whole cent. As of immediately following the effective time of the Merger, 3,424,522 Legacy Carisma stock options were issued and outstanding under the 2017 Plan to purchase shares of Legacy Carisma common stock at a weighted average exercise price of $1.23 per share.
2017 Plan Administration
Pursuant to the terms of the 2017 Plan, the board of directors (or a committee delegated by the board of directors) administers the 2017 Plan.
Transferability of Awards
The 2017 Plan prohibits awards from being sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the person to whom such awards are granted, either voluntarily or by operation of law, and, during the life of a participant in the 2017 Plan, awards are exercisable only by the participant, except that certain awards may be transferred to family members through gifts or domestic relations orders or to an executor or guardian upon the death or disability of the participant. The company is not required to recognize any such permitted transfer until such time as a permitted transferee delivers to the company a written instrument, as a condition to such transfer, in form and substance satisfactory to the company confirming that such transferee shall be bound by all of the terms and conditions of the applicable award.
Effect of Certain Changes in Capitalization
Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of common stock other than an ordinary cash dividend, under the terms of the 2017 Plan, the company is required to equitably adjust (or make substitute awards, if applicable), in the manner determined by the board of directors:
•
the number and class of securities available under the 2017 Plan;

•
the number and class of securities and exercise price per share of each outstanding option;

•
the share and per-share provisions and the measurement price of each outstanding stock appreciation right;

•
the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock; and

•
the share and per-share related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

Effect of Certain Corporate Transactions
Upon the occurrence of a merger or other reorganization event (as defined in the 2017 Plan), the board of directors may, on such terms as the board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and the company), take any one or more of the following actions pursuant to the 2017 Plan as to all or any (or any portion of) outstanding awards, other than awards of restricted stock:
•
provide that outstanding awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that all of the participant’s unexercised and/or unvested awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of the notice;

•
provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon such reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, (A) of the cash payment for each share of common stock surrendered in the reorganization event, over (B) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

•
provide that, in connection with the company’s liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

The board of directors is not obligated under the 2017 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically.
Upon the occurrence of a reorganization event other than the company’s liquidation or dissolution, the company’s repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the succeeding company and will, unless the board of directors determines otherwise, apply to the cash, securities, or other property which the common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to the shares of common stock subject to the restricted stock award. However, the board of directors may provide for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or in any other agreement between a participant and the company, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon the company’s liquidation or dissolution, except to the extent specifically provided to the contrary in the restricted stock award agreement or any other agreement between the participant and the company, all restrictions and conditions on all restricted stock awards then outstanding will automatically be deemed terminated or satisfied.
Notwithstanding the provisions of the 2017 Plan described above related to reorganization events, except to the extent specifically provided to the contrary in the applicable award agreement or in any other agreement between a participant and the company:
•
each stock option granted under the 2017 Plan will be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the change in control event (as defined in the 2017 Plan), the participant’s employment with the company or the acquiring or succeeding corporation is terminated for good reason (as defined in the 2017 Plan) by the participant or is terminated without cause (as defined in the 2017 Plan) by the company or the acquiring or succeeding corporation; and

•
each award of restricted stock or RSUs will immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with the company or the acquiring or succeeding corporation is terminated for good reason by the participant or is terminated without cause by the company or the acquiring or succeeding corporation.

The board of directors may specify in an award agreement at the time of the grant the effect of a change in control event on any stock appreciation right or other stock-based award.
Acceleration
At any time, the board of directors may provide that any award under the 2017 Plan will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Amendment of Plan and Awards
The board of directors may amend, suspend, or terminate the 2017 Plan or any portion thereof at any time, however if approval of the stockholders as to any modification or amendment is required under the Code, with respect to incentive stock options, the board of directors may not effect such modification or amendment without such approval. The board of directors may amend, modify or terminate any outstanding award, however the participant’s consent to such action is required unless the board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2017 Plan or the change is otherwise permitted by the 2017 Plan. Furthermore, the board of directors may amend any outstanding award granted under the 2017 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such award or, without stockholder approval, cancel any outstanding award and grant in substitution therefor new awards under the 2017 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.
Termination
The 2017 Plan terminates on or after the date that is ten years following the earlier of (i) the date on which the 2017 Plan was adopted by the board of directors or (ii) the date the 2017 Plan was approved by the Carisma stockholders, but all awards previously granted may extend beyond such date.
We do not expect to grant any new awards under the 2017 Plan.
Anti-Hedging & Anti-Pledging Policies
Our board of directors has adopted an insider trading policy, which applies to all of our directors and employees, including our executive officers, and certain of their family members and any entities controlled by such persons. The policy expressly prohibits such persons from engaging in any short sales, including short sales “against the box”, any purchases or sales of puts, calls or other derivative securities, or any purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, our insider trading policy prohibits such persons from purchasing our securities on margin, borrowing against our securities held in a margin account, or pledging our securities as collateral for a loan, with an exception in extraordinary situations for pledges of our securities as collateral for a loan (other than a margin loan) only after certain prerequisites are met and only with the preapproval of our chief financial officer or general counsel.
Clawback Policy
We adopted the Dodd-Frank Compensation Recovery Policy (the “Clawback Policy”), effective October 2, 2023. The Clawback Policy complies with Nasdaq and SEC rules and regulations and generally provides for the recovery of erroneously awarded compensation (as defined in the Clawback Policy) received by current and former executive officers (as defined in Rule 16a-1(f) under the Exchange Act) in the event of a required accounting restatement.

PAY VERSUS PERFORMANCE
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer as of December 31, 2023 (the “PEO”) and our other named executive officers (the “Other NEOs”), as presented in the “Executive Compensation — Summary Compensation Table” section of this proxy statement (the “SCT Amounts”), (ii) the “compensation actually paid” to the PEO and the Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by our named executive officers or how our compensation committee evaluated compensation decisions in light of company or individual performance. For discussion of how our executive compensation program embodied a pay-for-performance philosophy that supported our business strategy and aligned the interests of our named executive officers with our stockholders, and how our Compensation Committee continues to do so, please review the “Executive Compensation” section of this proxy statement.
Year (a)	Summary Compensation Table Total for First PEO (b)(1)(2)	Summary Compensation Table Total for Second PEO (c)(1)	Compensation Actually Paid to First PEO (d)(1)(2)(3)	Compensation Actually Paid to Second PEO (e)(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (f)(1)(2)(4)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (g)(1)(2)(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (h)	Net Income (Loss) (in millions) (i)
2023	3,132,710	3,504,425	2,732,750	2,060,686	1,434,814	1,038,297	$25.53	$(86.88)
2022	1,394,282	—	1,091,226	—	789,060	791,728	$45.15	$(19.88)
2021	4,925,836	—	2,943,357	—	1,574,331	905,595	$60.37	$(0.34)

(1)
Thomas R. Cannell, D.V.M. is the First PEO and Steven Kelly is the Second PEO. Mr. Cannell was PEO for all of 2021 and 2022. Mr. Cannell served as the PEO in 2023 as well, until the closing of the Merger on March 7, 2023, at which point Steven Kelly became PEO.

(2)
Compensation Actually Paid for 2021 and 2022 as reported in last year’s disclosure has been adjusted to reflect the disclosed Summary Compensation Table totals in this proxy statement for the applicable NEOs.

(3)
The following table describes the adjustments, each of which is required by Item 402(v) of Regulation S-K, to calculate the CAP Amounts from the SCT Amounts of the PEO (column (b)) and the Other NEOs (column (f)). The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to named executive officers during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

Adjustments	2023			2022		2021
	Second PEO	First PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
SCT Amounts	3,504,425	3,132,710	1,434,814	1,394,282	789,060	4,925,836	1,574,331
Adjustments for stock and option awards**
Aggregate value for stock awards and option awards included in SCT for the covered fiscal year	(2,717,517)	—	(538,974)	(813,719)	(394,154)	(4,123,086)	(1,053,099)
Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,327,508	—	263,289	739,689	358,294	766,855	168,708

Adjustments	2023			2022		2021
	Second PEO	First PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(44,958)	—	(13,204)	(300,005)	30,460	(742,744)	(218,250)
Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—	—	—	962,631	211,779
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(8,772)	(399,961)	(107,628)	70,979	8,067	1,153,865	222,126
Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—	—	—
Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—	—	—
CAP Amounts (as calculated)	2,060,686	2,732,750	1,038,297	1,091,226	791,728	2,943,357	905,595

*
Amounts presented are averages for the entire group of the Other NEOs in each respective year. The Other NEOs were Monica Forbes for all three years in the table, Mark Sullivan for 2022 and 2023, Glen MacDonald for 2021, and Richard Morris and Michael Klichinsky for 2023.

**
The valuation assumptions for stock option awards included in compensation actually paid are: (i) the expected life of each stock option, which is determined using the “simplified method” and which takes into account the average of the remaining vesting period and remaining term as of the vest or fiscal year end date; (ii) the exercise price and the asset price, which are based on the closing price of our common stock traded on Nasdaq on the vest and fiscal year end date, respectively; (iii) the risk-free rate, which is based on the treasury constant maturity rate closest to the remaining expected life as of the vest or fiscal year end date; (iv) historical volatility, which is based on the daily price history for our common stock for each expected life period prior to each vest or fiscal year end date; and (v) the annual dividend yield, which for the company was zero as we do not pay dividends.

(4)
Amounts presented are averages for the entire group of the Other NEOs in each respective year. The Other NEOs were Monica Forbes for all three years in the table, Mark Sullivan for 2022 and 2023, Glen MacDonald for 2021, and Richard Morris and Michael Klichinsky for 2023.

Relationship Between CAP Amounts and Performance Measures
The following charts show graphically the relationships over the past two years of the CAP Amounts for the First PEO, the Second PEO and the Other NEOs, as compared to our (i) cumulative total shareholder return and (ii) net income (loss).
CAP vs. TSR
CAP vs. Net Income

DIRECTOR COMPENSATION
In April 2023, following the closing of the Merger, we adopted a director compensation policy. Under our director compensation policy, we pay our non-employee directors a cash retainer for service on our board of directors and for service on each committee on which the director is a member, and the chair of the board and of each committee receive additional retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors or on such committee. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:
Name	Member Annual Fee	Chair Incremental Annual Fee
Board of Directors	$40,000	$67,500
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$4,000
Science Committee	$5,000	$5,000
Our director compensation policy provides that we will reimburse our non-employee directors for reasonable out-of-pocket business expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which they serve. Non-employee directors will also be reimbursed for reasonable out of-of-pocket business expenses authorized by the board of directors or a committee of the board of directors that are incurred in connection with attendance at various conferences or meetings with our management.
In addition, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, an option to purchase 38,700 shares of our common stock under the 2014 Plan. Each of these options will vest as to 2.7778% of the shares of our common stock underlying such option at the end of each successive one-month period following the date of grant until the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director. Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director will receive an option to purchase 19,350 shares of our common stock under the 2014 Plan. Each of these options will vest with respect to all of the shares underlying such option on the first anniversary of the grant date or, if earlier, immediately prior to the first annual meeting of stockholders occurring after the grant date, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under the director compensation policy will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full upon specified change in control events.

2023 Director Compensation Table
The following table presents the total compensation paid by the company to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Carrie L. Bourdow(5)	9,442	—	25,160	34,602
Jay S. Duker, M.D.(5)	17,050	—	25,160	42,210
Regina Hodits	—	—	—	—
Peter K Honig, M.D.(5)	9,625	—	25,160	34,785
Michael A.S. Jewett, M.D.(5)	10,817	—	25,160	35,977
Jason A. Keyes(5)	11,000	—	25,160	36,160
Briggs Morrison	44,917	175,280	—	220,197
Björn Odlander	—	—	—	—
Michael Torok	32,667	175,280	—	207,947
Chidozie Ugwumba(6)	44,917	175,280	—	220,197
Sanford Zweifach	96,267	175,280	—	271,547

(1)
Amounts represent cash compensation for services rendered as a director during 2023. Carrie L. Bourdow, Jay S. Duker, M.D., Peter K Honig, M.D. and Jason A. Keyes received cash compensation pursuant to Sesen Bio’s director compensation program, as further described below.

(2)
The amounts reported in the “Option awards” column reflect the grant date fair value of options awarded during the year computed in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by non-employee directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. Following the 2023 annual meeting of stockholders, 38,700 stock options were granted to each director in office on June 6, 2023, vesting over three years in equal monthly installments following June 6, 2023, subject to continued service through the applicable vesting date.

(3)
The following table shows the number of outstanding stock options held by our directors as of December 31, 2023:

Name	Stock Options Outstanding (#)
Briggs Morrison	136,199
Björn Odlander	—
Michael Torok	38,700
Chidozie Ugwumba	38,700
Sanford Zweifach	223,321

(4)
The amounts reported in the “All Other Compensation” column reflect the value of outstanding RSUs which were accelerated and vested in full immediately to the completion of the Merger.

(5)
In accordance with the Merger Agreement, effective as of the closing of the Merger, Carrie L. Bourdow, Jay S. Duker, M.D., Peter K Honig, M.D., Michael A.S. Jewett, M.D. and Jason A. Keyes resigned from the board of directors and committees of the board of directors on which they respectively served.

(6)
Mr. Ugwumba resigned from our board of directors effective April 1, 2024.

Sesen Bio Director Compensation Program
Under Sesen Bio’s director compensation program in place prior to the effective time of the Merger, Sesen Bio’s non-employee directors were compensated for their services on the Sesen Bio board of directors as follows:
Compensation
Annual Board Cash Retainer	$40,000
Additional Retainer for Non-Executive Chair of the Board	$30,000
Additional Retainers for Committee Chairs
• Audit	$15,000
• Compensation	$10,000
• Nominating and Corporate Governance	$8,000
• Science	$10,000
Additional Retainers for Committee Members
• Audit	$7,500
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
• Science	$5,000
Annual Equity Award (non-employee directors)	65,000 Sesen Bio options and 40,000 Sesen Bio RSUs
Initial Equity Award (non-employee directors)	130,000 Sesen Bio options and 80,000 Sesen Bio RSUs
The Sesen Bio compensation committee engaged Radford, its independent compensation consultant, to provide advice on the competitiveness of Sesen Bio’s non-employee director compensation program and ensure that both cash and equity components of Sesen Bio’s non-employee director compensation program remained market competitive. In February 2022, the Sesen Bio compensation committee and Sesen Bio board of directors, based on a market analysis prepared by Radford, approved annual board, chair and committee cash retainers, as well as a combination of options and Sesen Bio RSUs for both the initial and annual equity awards to non-employee directors. In its approvals, the Sesen Bio compensation committee and the Sesen Bio board of directors considered the time commitment and responsibilities of Sesen Bio’s directors as well as the size of the Sesen Bio board of directors. Consistent with the prior year, cash compensation aligned with the 50th percentile of the Radford market analysis and equity compensation aligns with the 75th percentile of the Radford market analysis.
The Sesen Bio options granted to Sesen Bio’s non-employee directors had an exercise price equal to the fair market value of the Sesen Bio common stock on the date of grant and expire ten years after the date of grant. The initial stock options granted to Sesen Bio’s non-employee directors, subject to the director’s continued service on the Sesen Bio board of directors, vested monthly in equal amounts over a three-year period following the grant date. The annual stock options granted to Sesen Bio’s non-employee directors, subject to the director’s continued service on Sesen Bio board of directors, vested monthly in equal amounts over a one-year period following the grant date.
The initial RSUs granted to Sesen Bio’s non-employee directors vested annually in equal amounts over a three-year period following the grant date. The annual RSUs granted to Sesen Bio’s non-employee directors will vest on the first anniversary of the grant date. Each RSU represented a contingent right to receive one share of Sesen Bio’s common stock and was subject to continued service with Sesen Bio on the applicable vesting date.
Each annual cash fee was payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director was not serving on the Sesen Bio board of directors.
Each member of the Sesen Bio board of directors was also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Sesen Bio board of directors and any committee on which he or she served.

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions since January 1, 2022 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Private Placement of Securities
Carisma Pre-Closing Financing
Immediately prior to the effective time of the Merger on March 7, 2023, Legacy Carisma issued an aggregate of 1,964,101 shares of Legacy Carisma common stock at a price per share of $15.60 in cash, for an aggregate purchase price of approximately $30.6 million (the “pre-closing financing”), pursuant to an Amended and Restated Subscription Agreement, dated as of December 29, 2022 (the “Subscription Agreement”), between Legacy Carisma and certain investors named therein. All of the shares of Legacy Carisma common stock issued in the pre-closing financing were exchanged into shares of our common stock at the effective time of the Merger.
The following table sets forth the aggregate number of shares of the Legacy Carisma common stock that were issued and sold to our directors, executive officers and holders of more than 5% of our voting securities and their affiliates in the pre-closing financing and the aggregate amount of consideration for such shares:
Purchaser(1)	Shares of Common Stock	Aggregate Purchase Price
AbbVie Biotechnology Ltd	243,590	$3,800,004.00
HealthCap VII L.P.	303,205	$4,729,998.00
SymBiosis II, LLC	205,128	$3,199,996.80
Wellington Life Sciences V GmbH & Co. KG	211,538	$3,299,992.80

(1)
See the “Principal Stockholders” section for additional information about securities held by certain of these entities.

Other Agreements with Legacy Carisma Stockholders
Registration Rights Agreement
On March 7, 2023, in connection with the consummation of the pre-closing financing, Legacy Carisma and the investors party to the Subscription Agreement entered into a Registration Rights Agreement, pursuant to which Legacy Carisma (i) agreed to register for resale the shares issued in the pre-closing financing, and (ii) provided the investors party to the Subscription Agreement (A) the right to require the company to register additional shares held by such investors under specified circumstances and (B) the right to participate in future registrations of securities by the company under specified circumstances.
Moderna Collaboration Agreement
In January 2022, Legacy Carisma entered into a Collaboration and License Agreement (the “Moderna Collaboration Agreement”), with ModernaTX, Inc. (“Moderna”) providing for a broad strategic partnership to discover, develop and commercialize in vivo engineered CAR-M therapeutics for up to 12 oncology programs.
Under the terms of the Moderna Collaboration Agreement, Legacy Carisma received a $45.0 million up-front cash payment. Assuming Moderna develops and commercializes 12 products, each directed to a different development target, Legacy Carisma is also eligible to receive up to between $247.0 million and $253.0 million per product in development target designation, development, regulatory and commercial milestone payments. In addition, Legacy Carisma is eligible to receive mid to high single digit tiered royalties on net sales of any products that are commercialized under the agreement, which may be subject to reductions. Moderna has also agreed to cover the cost of certain milestone payments and royalties Legacy Carisma owes to a licensor under one of its intellectual property in-license agreements that Legacy Carisma is sublicensing to Moderna under the Moderna Collaboration Agreement, which royalties Moderna may deduct in part from any royalties owed to Legacy Carisma.
Following the conversion of Legacy Carisma’s $35.0 million outstanding convertible note immediately following the effective time of the Merger, Moderna is a holder of 5% or more of our voting securities.
Current Director Affiliations
Some of our directors are or were affiliated or associated with entities which beneficially own or owned 5% or more of our voting securities as of April 26, 2024, as indicated in the table below:
Directors	Principal Stockholder
Regina Hodits, Ph.D	Wellington Life Sciences V GmbH & Co. KG
Björn Odlander, M.D., Ph.D.	HealthCap VII L.P.
Indemnification Agreements
Our Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the company as an officer or director, as applicable, to the maximum extent permitted by applicable law.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer or general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, determine whether to approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar value of the amount involved in the related person transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of our business;

•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and such person’s immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•
a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

PRINCIPAL STOCKHOLDERS
Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of April 26, 2024 by:
•
each of our directors;

•
each of our named executive officers;

•
all of our directors and executive officers as a group; and

•
each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 41,542,744 shares of our common stock outstanding as of April 26, 2024.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 26, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Carisma Therapeutics Inc., 3675 Market Street, Suite 401, Philadelphia, Pennsylvania 19104.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% Stockholders
ModernaTX, Inc.(1)	5,059,338	12.18%
HealthCap VII L.P.(2)	3,398,248	8.18%
AbbVie Biotechnology Ltd.(3)	2,749,855	6.62%
Entities affiliated with IPG(4)	2,713,232	6.53%
Wellington Life Sciences V GmbH & Co. KG(5)	2,297,546	5.53%
SymBiosis II, LLC(6)	2,215,877	5.33%
Named Executive Officers and Directors
Regina Hodits, Ph.D.(7)	2,297,546	5.53%
John Hohneker, M.D.(8)	2,150	*
Steven Kelly(9)	1,141,605	2.75%
Michael Klichinsky, Pharm.D., Ph.D.(10)	779,713	1.88%
Richard Morris(11)	322,038	*
Briggs Morrison, M.D.(12)	114,091	*
Björn Odlander, M.D., Ph.D.(13)	—	—
Michael Torok(14)	434,141	1.05%
Sanford Zweifach(15)	132,542	*
All current executive officers and directors as a group (9 persons)	5,223,826	12.57%

*
Less than 1%

(1)
Based solely on a Schedule 13G filed by ModernaTX, Inc. on March 13, 2023. ModernaTX, Inc. is wholly owned by Moderna, Inc., a publicly-traded company. The business address of ModernaTX, Inc. is c/o Moderna, Inc., 200 Technology Square, Cambridge, MA 02139.

(2)
Based solely on a Schedule 13D/A filed by HealthCap VII, L.P. on March 7, 2024. HealthCap VII GP LLC, a Delaware limited liability company, is the sole general partner of HealthCap VII, L.P. HealthCap VII GP LLC has delegated voting and dispositive power over the shares to HealthCap VI GP S.A., a corporation organized under the laws of Switzerland and disclaims beneficial ownership of all shares held by HealthCap VII L.P., except to the extent of their pecuniary interest therein. Vanessa Malier and Thomas Ramdahl are each directors of HealthCap VII GP LLC. Fabrice Bernhard serves as general manager of HealthCap VI GP S.A., and each of Dag Richter, François Kaiser and Daniel Schafer serves as a director of HealthCap VI GP S.A. Each of Messrs. Bernhard, Kaiser and Schafer may be deemed to share voting and investment power with respect to the shares held by HealthCap VII L.P. and disclaim beneficial ownership of all shares held by HealthCap VII L.P., except to the extent of their pecuniary interest therein. Björn Odlander is a Managing Partner of HealthCap VII Advisor AB, an affiliate of HealthCap VII L.P., and is a member of the Carisma board of directors. Dr. Odlander disclaims beneficial ownership of all shares held by HealthCap VII L.P., except to the extent of his pecuniary interest therein, if any. The business address of HealthCap VII L.P. is c/o HealthCap VII GP S.A., 23 Avenue Villamont, Lausanne, CH 1005, Switzerland.

(3)
Based solely on a Schedule 13G filed by AbbVie Biotechnology Ltd. on March 13, 2024. Consists of 2,749,855 shares held by AbbVie Biotechnology Ltd, which holds voting and investment control over the shares. The board of directors of AbbVie Biotechnology Ltd. consists of Lindsey Bristow, Jonathan C. Clipper, Stephen Muldoon and Arthur Price. Each of Ms. Bristow and each of Messrs. Clipper, Muldoon and Price may be deemed to share voting and investment power with respect to the shares held by AbbVie Biotechnology Ltd. and disclaim beneficial ownership of all shares held by AbbVie Biotechnology Ltd., except to the extent of their pecuniary interest therein, if any. The business address of AbbVie Biotechnology Ltd. is Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda.

(4)
Based solely on a Schedule 13G/A filed by the IPG entities (as defined below) on February 2, 2024. Consists of (i) 2,067,924 shares of common stock of the combined company held by IPG Cayman LP, (ii) 267,864 shares of common stock of the combined company held by IPG USA SCO LP and (iii) 377,444 shares of common stock of the combined company held by CT SPV Investment LP (collectively, the “IPG entities”). Longview Innovation Corp., formerly known as IP Group, Inc., has shared voting and investment control over the shares held by the IPG entities. The business address of the IPG entities is c/o Longview Innovation Corp., 3411 Silverside Road, Baynard Building, Suite 252, Wilmington, Delaware 19810.

(5)
Consists of 2,297,546 shares held by Wellington Life Sciences V GmbH & Co. KG (the “Wellington Fund”). The Wellington Fund is represented by Wellington Life Sciences Venture Capital Consulting GmbH (the “Wellington General Partner”). The Wellington General Partner holds voting and investment control over the shares. Dr. Regina Hodits and Dr. Rainer Strohmenger, in their functions as managing directors of the Wellington General Partner, have individual signatory power as well as voting and/or investment control over the shares. Dr. Regina Hodits is a member of our board of directors. Dr. Regina Hodits disclaims beneficial ownership of all shares held by the Wellington Fund except to the extent of her pecuniary interest therein, if any. The business address of the Wellington Fund and the Wellington General Partner is Tuerkenstrasse 5, 80333 Munich, Germany.

(6)
Consists of 2,215,877 shares held by Symbiosis II, LLC, which exercises voting and investment control of the shares. Chidozie Ugwumba is the Managing Partner of Symbiosis II, LLC and as such has sole voting and investment control over the shares. Mr. Ugwumba was also a member of our board of directors until his resignation in April 2024. The business address of Symbiosis II, LLC is 609 S.W. 8th Street, Suite 365, Bentonville, Arkansas 72712.

(7)
Consists of the shares described in footnote 5.

(8)
Consists of 2,150 shares of our common stock underlying options held by Dr. Hohneker that are exercisable as of April 26, 2024 or will become exercisable within 60 days of such date.

(9)
Consists of 1,141,605 shares of our common stock underlying options held by Mr. Kelly that are exercisable as of April 26, 2024 or will become exercisable within 60 days of such date.

(10)
Consists of (i) 484,347 shares of our common stock held by Dr. Klichinsky and (ii) 295,366 shares of our common stock underlying options held by Dr. Klichinsky that are exercisable as of April 26, 2024 or will become exercisable within 60 days of such date.

(11)
Consists of 322,038 shares of our common stock underlying options held by Mr. Morris that are exercisable as of April 26, 2023 or will become exercisable within 60 days of such date.

(12)
Consists of (i) 12,175 shares of our common stock held by Dr. Morrison and (ii) 101,916 shares of our common stock underlying options held by Dr. Morrison that are exercisable as of April 26, 2024 or will become exercisable within 60 days of such date.

(13)
Consists of 0 shares of our common stock held by Odlander, Fredrikson & Co. AB. Dr. Odlander is the Manager of Odlander, Fredrikson & Co. AB and has sole voting and dispositive power over the shares.

(14)
Consists of (i) 51,250 shares of our common stock held by Mr. Torok, (ii) 12,900 shares of our common underlying options held by Mr. Torok that are exercisable as of April 26, 2024 or will become exercisable within 60 days of such date, (iii) 319,991 shares of our common stock held by JEC II Associates, LLC and (iv) 50,000 shares of our common stock held by the K. Peter Heiland 2008 Irrevocable Trust. Mr. Torok is the Manager of JEC II Associates, LLC and the Trustee of the K. Peter Heiland 2008 Irrevocable Trust and has sole voting and dispositive power over the shares.

(15)
Consists of (i) 413 shares of our common stock held by Mr. Zweifach and (ii) 132,129 shares of our common stock underlying options held by Mr. Zweifach that are exercisable as of April 26, 2024 or will become exercisable within 60 days of such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and discussed them with our management and KPMG LLP, our independent registered public accounting firm.
Our audit committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the current audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by KPMG LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2023.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.
BY THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF CARISMA
THERAPEUTICS INC.
Michael Torok
Regina Hodits, Ph.D.
Sanford Zweifach
April 29, 2024

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents may have been sent to multiple stockholders in your household unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Carisma Therapeutics Inc., 3675 Market Street, Suite 401, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary, telephone: (267) 491-6422. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING OF STOCKHOLDERS
A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Carisma Therapeutics Inc., 3675 Market Street, Suite 401, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Amended and Restated By-Laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and must otherwise meet the requirements set forth in our Amended and Restated By-Laws (including providing the information required by Rule 14a-19 under the Exchange Act).
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 13, 2025 and no later than March 15, 2025.

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors
Sanford Zweifach
Chair of the Board of Directors

carisma THERAPEUTICS

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Your vote matters – here's how to vote!

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Go to **www.investorvote.com/CARM** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

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Mark, sign and date this card and return in the postage-paid envelope provided. Must be received no later than June 12, 2024.

Annual Meeting Proxy Card

1234 5678 9012 345

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3.

C 1234567890 J N T

2 2 B V 6 1 4 7 6 1

03ZSGD

01 - Michael Torok 02 - John Hohneker, M.D.For Withhold For Withhold2 2 B VUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03ZSGD++Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposals 2 – 3.2. To hold an advisory vote on named executive officercompensation.3. To ratify the appointment of KPMG LLP as our independentregistered public accounting firm for the fiscal year endingDecember 31, 2024.1. To elect two Class I directors, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give fulltitle.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.NOTE: The proxies are authorized to vote, in their discretion, upon suchother business that may properly come before the AnnualMeeting or any adjournment or postponement thereof.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardFor Against Abstain1234 5678 9012 345MMMMMMMMM 614761MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TMMMMMMMMMMMMMMMMMMMIf no electronic voting,delete QR code and control #Δ ≈000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________MMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extOnlineGo to www.investorvote.com/CARMor scan the QR code — login details arelocated in the shaded bar below.MailMark, sign and date this card and return in the postagepaidenvelope provided. Must be received no later thanJune 12, 2024.PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada.Votes submitted electronically must bereceived by 10:00am Eastern Time on June13, 2024.Your vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/CARMCarisma Therapeutics Inc. 2024 Annual Meeting of StockholdersJune 13, 2024 at 10:00 a.m. Eastern TimeThis proxy is being solicited on behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) Steven Kelly, Richard Morris and Eric Siegel, or any of them, as proxies, each with the power to appoint his substitute,and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARISMATHERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time onJune 13, 2024, virtually at https://meetnow.global/MAJJ4AY, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with theBoard of Directors’ recommendations.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items+Proxy - Carisma Therapeutics Inc. +Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be Held on June 13, 2024:Our proxy materials are available at: www.edocumentview.com/CARM.The 2024 Annual Meeting of Stockholders of Carisma Therapeutics Inc. will be held onThursday, June 13, 2024 at 10:00 a.m. Eastern Time, virtually via the internet at https://meetnow.global/MAJJ4AY.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.